Exhibit 21
CORPORATE DIRECTORY
Our consolidated subsidiaries and affiliated companies as of June 30, 2010 are:
Consolidated Subsidiaries and affiliated companies of Kennametal Inc.
Kennametal Australia Pty. Ltd.
Kennametal Distribution Services Asia Pte. Ltd.
Kennametal (Thailand) Co., Ltd.
Kennametal International S.A. (Panama)
Kennametal Japan Ltd.
Kennametal (Malaysia) Sdn. Bhd.
Kennametal de Mexico, S.A. de C.V.
Kennametal Sp. Z.o.o
Kennametal (Singapore) Pte. Ltd.
Kennametal South Africa (Pty.) Ltd.
Kennametal Korea Ltd.
Kennametal Hungary Holdings Inc.
Kennametal Hungary Finance Services Kft.
Kennametal Financing I Corp.
Kennametal Holdings Europe Inc.
Cleveland Twist Drill de Mexico, S.A. de C.V.
Kennametal Extrude Hone Corporation
Hanita Metal Works, Ltd.
Kennametal Sintec Holding GmbH
Kennametal Tricon Metals & Services, Inc.
Kennametal Shared Services Private Limited
Kennametal Hardpoint (Taiwan) Inc.
Powdermet, Inc.
ISIS GHH Limited
Kennametal Luxembourg Holding S.à.r.l.
Consolidated Subsidiaries of Kennametal Luxembourg Holding S.à.r.l.
Kennametal Luxembourg S.à.r.l.
Kennametal Europe Holding GmbH
Kennametal Holding (Cayman Islands) Ltd.
Consolidated Subsidiaries of Kennametal Luxembourg S.à.r.l.
Kennametal Ltd. (Canada)
Kennametal Asia (HK) Ltd.
Consolidated Subsidiary of Kennametal Ltd
Camco Cutting Tools Ltd.
Consolidated Subsidiary of Kennametal Holdings Europe Inc.
Kennametal Widia Holdings Inc.
Consolidated Subsidiaries and Affiliated Company of Kennametal Widia Holdings Inc.
Kennametal Verwaltungs GmbH & Co. KG (partnership)
ISIS Informatics Limited
Consolidated Affiliated Companies of Kennametal Europe Holding GmbH
Kennametal Europe L.P. (partnership)
Consolidated Subsidiary of Kennametal Europe L.P.
Kennametal Europe GmbH

Consolidated Subsidiaries of Kennametal Europe GmbH
Kennametal Holding GmbH
Kennametal Nederland B.V.
OOO Kennametal
Consolidated Subsidiaries of Kennametal Holding GmbH (Germany)
Kennametal Hertel Europe Holding GmbH
Kennametal Widia Beteiligungs GmbH
Consolidated and affiliated Subsidiaries of Kennametal Hertel Europe Holding GmbH
Kennametal GmbH
Kennametal AMSG GmbH
Kennametal Hungaria Kft.
Kennametal Logistics GmbH
Kennametal Shared Services GmbH
Kennametal Technologies GmbH
Kennametal Sintec Keramik GmbH
Kemmer Japan
Widia GmbH
Consolidated Subsidiaries of Kennametal Sp. z.o.o
Kennametal Prdukcja Sp. z o.o.
Consolidated Subsidiaries and Affiliated Companies of Kennametal GmbH
Kennametal Belgium S.p.r.l.
Kennametal Deutschland GmbH
Kennametal France S.A.S
Kennametal Italia S.p.A.
Kennametal Kesici Takimlar Sanayi ve Ticaret A.S. (Turkey)
Kennametal Polska Sp. Z.o.o.
Kennametal Produktions GmbH & Co. KG. (partnership)
Kennametal Produktions Services GmbH
Kennametal Real Estate Beteiligungs GmbH
Kennametal UK Limited
Kenci S.L.
Ruebig Real Estate GmbH & Co. KG
Consolidated Subsidiary of Kennametal Italia S.p.A.
Kennametal Italia Produzione S.R.L.
Consolidated Affiliated Company of Kennametal Produktions GmbH & Co. KG (partnership)
Kennametal Real Estate GmbH & Co. KG (partnership)
Consolidated Affiliated Company of Kennametal Deutschland GmbH
Kennametal (Deutschland) Real Estate GmbH & Co. KG (partnership)
Consolidated Subsidiary of ISIS Informatics Limited
International Twist Drill Limited
Consolidated Subsidiaries of Kennametal Asia (HK) Ltd.
Kennametal Hardpoint (Shanghai) Co., Ltd.
Kennametal (China) Co. Ltd.
Kennametal (Xuzhou) Company, Ltd.
Consolidated Subsidiaries and Affiliated Companies of Widia GmbH
Kennametal Widia Real Estate GmbH & Co. KG (partnership)
Kennametal Widia Produktions GmbH & Co. KG (partnership)
Meturit AG

Consolidated Subsidiary of Meturit AG
Kennametal India Ltd.
Consolidated Subsidiaries of Kennametal Holding (Cayman Islands) Ltd.
Kennametal Argentina S.A.
Kennametal do Brasil Ltda.
Kennametal Chile Ltda.
Consolidated Subsidiaries of Kenci S.L.
Kennametal Manufacturing Spain S.L.
Kenci Lda.
Tesscenter S.L.
Materiales y Accesorios Kenem S.L.Tesscenter S.L.
Consolidated Subsidiaries of Kennametal UK Ltd.
Kennametal Logistics UK Ltd.
Kennametal Manufacturing UK Ltd.
Kennametal Sintec Keramik UK Ltd.
Consolidated Subsidiary of Kennametal France S.A.S.
Kennametal Production France S.A.R.L.
Consolidated Subsidiaries of Kennametal Extrude Hone Corporation
Kennametal Extrude Hone Ltd. (U.K.)
Extrude Hone Participacoes Ltda.
Extrude Hone Shanghai, Co. Ltd.
Consolidated Subsidiaries and Affiliated Company of Kennametal Extrude Hone Limited
Kennametal Extrude Hone Holding GmbH
Extrude Hone France S.A.
Extrude Hone KK (Japan)
Kennametal Extrude Hone GmbH & Co. KG (partnership)
Consolidated Subsidiaries of Kennametal Extrude Hone Holding GmbH
Kennametal Extrude Hone GmbH
Kennametal Extrude Hone Czech s.r.o
Affiliated Company of Extrude Hone Participacoes Ltda.
Extrude Hone do Brasil Sistemas De Acabamentos De Peca Ltda.
Consolidated Subsidiaries of Hanita Metal Works, Ltd.
Hanita Cutting Tools, Inc.
Consolidated Subsidiary of Cleveland Twist Drill de Mexico, S.A. de C.V.
Greenfield Tools de Mexico, S.A. de C.V.
Consolidated Subsidiary of Kennametal Sintec Keramik Asia Ltd.
Sunshine Powder Technology Co., Ltd.
Consolidated Subsidiaries of Kennametal Sintec Holding GmbH
Kennametal Sintec Keramik Shanghai Co., Ltd.
Kennametal Sintec Keramik Asia Ltd.